AMERICAN FIDELITY DUAL STRATEGY FUND, INC.

              MINUTES OF SPECIAL MEETING OF SHAREHOLDERS

                            April 11, 2003


A Special Meeting of Shareholders of American Fidelity Dual Strategy Fund, Inc., was held at 2000 Classen Boulevard, Oklahoma City, Oklahoma on April 11, 2003, at 9:00 a.m.

CALL TO ORDER

The meeting was called to order by Ms. Nancy Steeber, Acting Chairman.

INTRODUCTIONS

Ms. Steeber introduced herself and acknowledged certain persons who were present. They were:

Mr. Daniel D. Adams, Jr.,               Vice President
                              Investment Department
                              American Fidelity Corporation
                              and
                              Secretary, Board of Directors
                              American Fidelity Dual Strategy Fund,
                              Inc.

Mr. Marvin Ewy                     Second Vice President
                              Accounting Department
                              American Fidelity Corporation

Ms. Cherie Horsfall                     Assistant Vice President
                              Annuity Services Department
                              American Fidelity Assurance Company

Mr. Dan Junkin                     President
                              Asset Services Corporation, LLC

Mr. Derrick Owens                  Annuity Product Manager AFES
Division
                              American Fidelity Assurance Company

Ms. Nancy Steeber                  Vice President
                              Annuity Services Department
                              American Fidelity Assurance Company
DETERMINATION OF OUORUM

At the request of Ms. Steeber, Ms. Horsfall confirmed that American Fidelity .Assurance Company is the sole shareholder and by its presence represented 100% of the 9,236,709.0797 units of the Dual Strategy Fund, Inc. owned by variable annuity participants on January 31, 2003, the Record Date for this meeting, all of whom were given an opportunity to vote by proxy or in person on the issues before this special meeting. She further confirmed that a quorum was present.

PRESENTATION OF NOTICE OF MEETING

Mr. Adams presented and read a copy of the Notice of the Meeting, together with Proof of Mailing of the same to each Contract Owner and to each Participant at his address as the same appears on the books as of January 31, 2003, the Record Date for this meeting.

READING AND APPROV AL OF MINUTES

Mr. Adams read the minutes of the Special Meeting of the Dual Strategy Fund held on June 18, 1999, and upon motion duly made, seconded, and unanimously carried, it was:

     RESOLVED: That the Minutes of the Special Meeting held on June 18, 1999, are hereby approved.

APPROV AL OF SUB-ADVISORY AGREEMENT WITH SENECA

     WHEREAS:   The   sub-advisory  agreement  between   American
     Fidelity  Dual Strategy Fund, Inc. (the "Fund") and Lawrence
     W. Kelly and associates was terminated by the Board of Directors of the Fund on November 6,2002.

     WHEREAS:  The  Board of Directors of the  Fund  approved  an
     interim   sub-   advisory  agreement  with  Seneca   Capital
     Management LLC to assist with the management of the assets of the Fund;

     THEREFORE BE IT RESOLVED: That the sub-advisory contract by and between American Fidelity Assurance Company and Seneca
     Capital Management LLC is hereby ratified by said variable annuity participants.

          Votes for 8,603,070.8368; against 302,040.3869;
          abstain 331,579.8560.

          The contract is approved.

APPROVAL OF AMENDED AND RESTATED ADVISORY AGREEMENT

     WHEREAS: American Fidelity Assurance Company has served continuously as .the investment manager of the Fund since its inception in 1968;

     WHEREAS: The Board of Directors of the Fund has approved an Amended and Restated Management and Investment Advisory
     Agreement subject to shareholder approval.

     WHEREAS: The proposed Amended and Restated Agreement does not increase the fee paid to American Fidelity Assurance
     Company by the Fund;

     THEREFORE  BE  IT RESOLVED:  That the Amended  and  Restated
     Management and Investment Advisory Agreement is hereby ratified by said variable annuity participants.

          Votes for 8,548,574.2532; against 338,063.5523;
          abstain 350,071.2741.

          The agreement is approved.

REVIEW OF OPERATION OF THE FUND

Mr. Ewy reported that the Dual Strategy Fund at the close of business April 10, 2003, had assets of$155,172,975. The total variable annuity business of American Fidelity Assurance Company on that date equaled $196,695,226. There are over 35,000 participants in the variable annuity product. After three years of bear market, there is .some movement of customers toward fixed annuity products despite the low interest rates prevalent in the current market. American Fidelity Assurance Company has over 61,000 participants in fixed return annuities with account balances of over $600,000,000.

Mr. Junkin indicated that Seneca Capital Management LLC is a large cap growth manager located in San Francisco. It was selected after the records of about twenty firms were reviewed and after the Board of Directors interviewed three finalists. The review of potential managers emphasizes finding firms where the investment process is rational, produces rational results, and involves staff with considerable tenure with the firm.

PARTICPANT OUESTION AND ANSWER PERIOD

Ms. Steeber thanked those present for assisting with the preparations for the meeting.

ADJOURNMENT

There being no further business to transact, the meeting was adjourned.


                                               /S/
                                        Daniel D. Adams, Jr.
                                        Secretary


   /S/
Nancy Steeber
Acting Chairman


              AMERICAN FIDELITY DUAL STRATEGY FUND, INC.

                      BOARD OF DIRECTORS MEETING

                           FEBRUARY 19, 2003

                                MINUTES

A Meeting of the Board of Directors of American Fidelity Dual Strategy Fund, Inc. ("the Fund") was convened at 3:00 p.m. on Wednesday, February 19, 2003 in the American Fidelity Corporation Board Room, Seventh Floor, North Building, 2000 Classen Boulevard, Oklahoma City, Oklahoma pursuant to valid written notice thereof.

The following members of the Board of Directors were present:

                             Jean Gumerson
                            Gregory M. Love
                        J. Dean Robertson, DDS
                              John W. Rex
                        G. Rainey Williams, Jr.
                         Daniel D. Adams, Jr.

Also present by invitation of the Directors were Bill Cameron, Marvin Ewy, Steve Garrett, Al Litchenburg, and Nancy Steeber, all officers or employees of American Fidelity Assurance Company (" AF A"); and Andrew Junkin and Dan Junkin, Asset Services Company (" ASC"); and Jennifer Wheeler of McAfee & Taft.

Mr. Rex, Chairman, presided over the meeting. Mr. Adams, Secretary, kept the Minutes. The Chairman called the meeting to order, introduced the guests, determined that a quorum of the board members was present and that a quorum of the non-interested members of the Board was present, and proceeded to conduct the meeting.

INVESTMENT PORTFOLIOS

Mr. Adams presented the report on the consolidated portfolios of the Fund and the individual fund portfolios of each Investment Sub-Advisor as of December 31, 2002 and February 17, 2003. After discussion, upon motion duly made, seconded and unanimously carried it was:

     RESOLVED: That the Investment Portfolio Report is hereby accepted and approved.

INVESTMENT CONSULTANT REPORT

Mr. Junkin presented the ASC Investment Consultant Report on the Fund as of December 31 2002. After discussion, upon motion duly made, seconded and unanimously carried it was:

     RESOLVED:  That the Investment Consultant Report of Asset
     Services Company is hereby accepted and approved.
AMENDMENT TO THE PERFORMANCE ASSESSMENT CRITERIA OF FUND SUB-ADVISORS

Mr. Junkin presented a proposal by AF A and ASC to change certain score definitions in the Performance Assessment Criteria of Fund Sub-Advisors from a score of 65 or more being considered "very good-more than passing," to a score of 65 to 79 being considered "more than passing" and a score of80 or more being considered "a very good score." After discussion, upon motion duly made, seconded and unanimously carried it was:

     RESOLVED: That the change in score definitions in the Performance Assessment Criteria of Fund Sub-Advisors as proposed is hereby accepted and approved.

MARKETING AND OPERATIONS REPORT

Ms. Steeber presented the Marketing and Operations Reports discussing the Fund's Summary of Asset Growth of Separate Accounts A, Band C at December 31,2000, December 31,2001, and December 31, 2002; and a summary of AFA Annuity Products at December 31, 2002. After discussion, upon motion duly made, seconded and unanimously carried it was:

     RESOLVED: That the Marketing and Operation Reports are hereby accepted and approved.

MANAGEMENT FEES REPORT

Marvin Ewy presented a Report on Mutual Fund Management Fees with his observations and a report on AF A Separate Account B Management Fees. He noted that, of the funds available from Separate Account B, the Fund, a large cap blend fund, has the lowest fees except for the index fund offered by Separate Account B. The directors requested additional information relating to mutual fund management fees; and that information is attached to these Minutes as Exhibit A.

Mr. Ewy also advised that AF A would not propose the establishment of a small cap fund until market conditions improve. After discussion, upon motion duly made, seconded and unanimously carried it was:

     RESOLVED: That the Report on Mutual Fund Management Fees and AFA Separate Account B Management Fees are hereby accepted and approved.

FORM N-IA
Ms. Wheeler presented a report on the N-IA annual registration with the Securities and Exchange Commission, a draft of which had been delivered to the Directors for review prior to this meeting.

Mr. Williams requested that the language describing Todd Investment Advisors ("Todd") on page one (I) be made consistent with language related to Seneca Capital Management ("Seneca"), and the revised language is attached to these Minutes as Exhibit B-1. Mr. Love requested that the language describing Seneca on page six (6) be made consistent with that regarding Todd, and the revised language is attached to these Minutes as Exhibit B-2. After discussion, upon motion duly made and seconded, the following resolution was unanimously carried:

     WHEREAS, the Directors have reviewed and considered the Registration Statement on Form N-IA to be filed with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and the Securities Act of 1933;

     NOW, THEREFORE, BE IT RESOLVED, that the Registration Statement on Form N-1A is hereby accepted and approved in substantially the form presented to the Directors with the changes requested;

     FURTHER RESOLVED, that the officers of the Fund are hereby authorized to make such changes and take such action as may be necessary or appropriate in connection with the Registration Statement on Form N- IA, including, but not limited to, filing such Registration Statement with the Securities and Exchange Commission.

2002 ANNUAL REPORT

Ms. Wheeler presented the 2002 Annual Report of the Fund, which had been delivered to the Directors for their review prior to this meeting. After discussion, upon motion duly made and seconded, the following resolution was unanimously adopted:

     WHEREAS, the Directors have reviewed and considered the 2002 Annual Report of the Fund to be provided to its shareholders pursuant to the Investment Company Act of 1940;

     NOW, THEREFORE, BE IT RESOLVED, that the 2002 Annual Report is hereby accepted and approved in substantially the form presented to the Directors;

     FURTHER RESOLVED, that the officers of the Fund are hereby authorized to make such changes and take such action as may be necessary or appropriate in connection with the 2002 Annual Report, including, but not limited to, delivering such report to the Fund's shareholders and filing it with the Securities and Exchange Commission.

NEW SEC REOUIREMENTS

Ms. Wheeler presented the February 12, 2003 McAfee & Taft memorandum regarding New SEC Requirements. The memorandum had been delivered to the Directors for their review prior to the meeting. After discussion, upon motion duly made, seconded and unanimously carried it was:

     RESOLVED: That the Report on the New SEC Requirements is hereby accepted and approved.

DISCLOSURE CONTROLS AND PROCEDURES

Ms. Wheeler presented the Form of Disclosure Controls and Procedures. After discussion, upon motion duly made and seconded, the following motion was unanimously approved:

     WHEREAS, the Directors have reviewed the Fund's Disclosure Controls and Procedures;

     WHEREAS, the Disclosure Controls and Procedures are intended to ensure that information required to be disclosed by the Fund in its Annual and Semi-Annual Reports to Shareholders is accumulated, communicated and reported properly;

     NOW,  THEREFORE, BE IT RESOLVED, that the Disclosure Controls
     and   Procedures   are  hereby  accepted  and   approved   in
     substantially the form presented to the Directors;

     FURTHER RESOLVED, that the officers of the Fund are hereby authorized to make such changes and take such action as may be necessary or appropriate in order to implement and maintain the Fund's Disclosure Controls and Procedures.

CODE OF ETHICS FOR SENIOR OFFICERS

Ms. Wheeler presented the Fund's Code of Ethics for Senior Officers. After discussion, upon motion duly made and seconded, the following resolutions were unanimously approved:

     WHEREAS, the Directors have reviewed the Fund's Code of Ethics for Senior Officers;

     WHEREAS, the Code of Ethics for Senior Officers is intended to ensure that the senior financial and senior executive officers of the Fund maintain personal and professional conduct consistent with ethical and professional standards set forth therein;

     NOW,  THEREFORE, BE IT RESOLVED, that the Code of Ethics  for
     Senior   Officers   is  hereby  accepted  and   approved   in
     substantially the form presented to the Directors;

     FURTHER RESOLVED, that the officers of the Fund are hereby authorized to take such action as may be necessary or appropriate in order to implement and maintain the Code of Ethics for Senior Officers.

ELECTION OF OFFICERS; DESIGNATION OF SIGNATORIES

Ms. Wheeler presented the following proposed resolution for the election of officers and designation of signatories of the Fund.

     [Proposed], that the following persons are hereby elected to the offices set forth opposite their names, to serve as officers of the Fund until the earlier of such officer's removal or resignation:

            John   W.  Rex               President  and  Principal
     Executive Officer

          David R Carpenter        Senior Vice President
                              and Principal Financial Officer

          Kenneth D. Klehm         Senior Vice President

          Daniel D. Adams, Jr.     Vice President and Secretary

     [Proposed], that the following persons are hereby designated as Authorized Employees and/or Authorized Signatories of the Fund in connection with the Corporate Custodial Agreement between InvesTrust, N.A. and the Fund:

          Daniel D. Adams, Jr.
          Jo Ann Anderson
          David R. Carpenter
          Lucy K. Fritts
          Kenneth D. Klehm

After discussion, the matter of electing officers and designating signatories of the Fund was deferred until the next meeting, it being agreed that AF A would take the matter under advisement, at the next meeting of the Fund's Board of Directors, and make a recommendation to the Fund's directors as to the election of officers of the Fund.

Ms. Wheeler also presented a proposed resolution to ratify the Fund's Corporate Custodial Agreement with InvesTrust, N.A., and provided (1) the September 17, 1998 McAfee and Taft memorandum re: American Fidelity Dual Strategy Fund, Inc: Corporate Custodial Agreement, and
(2) the Fund Corporate Custodial Agreement with InvesTrust, N.A. dated September 30, 1998. Upon motion duly made and seconded, the following resolution was unanimously approved:

     RESOLVED, that the Fund's Custodial Agreement with InvesTrust dated September 30, 1998 is hereby confirmed and ratified, and any amendments or subsequent custodial agreements with InvesTrust adopted prior to the date hereof shall be cancelled and rescinded;

     RESOLVED, that Exhibit C of the Custodial Agreement shall be amended to reflect the current Authorized Advisors of the Fund;


     RESOLVED, that the officers of the Fund are hereby authorized to take such action as may be necessary or appropriate in order to effectuate these resolutions.

AUTHORIZATION  OF  DIVIDEND DISTRIBUTION AND APPOINTMENT  OF  DIVIDEND
COMMITTEE

Ms. Wheeler presented a proposed resolution for the authorization of a dividend distribution by the Fund and the appointment of a Fund
Dividend Committee. After discussion, upon motion duly made and seconded, the following resolution was unanimously approved:

     WHEREAS, the Fund's Board of Directors previously established a Dividend Distribution Policy pursuant to the following resolution:

          "RESOLVED, that the fund (i) declare and pay dividends from net investment income at least once a year and automatically reinvest them in additional fund shares at net asset value; and (ii) make distributions from net realized securities gains, if any, at least once a year, but on a more frequent basis if necessary to comply with the distribution requirements of the Internal Revenue Code, and in all events, in a manner consistent with the provisions of the Investment Company Act; provided however that the fund not make distributions from net realized securities gains unless capital loss carryovers, if any, have been utilized or have expired."

     WHEREAS, the Directors desire to authorize an ordinary income dividend distribution with respect to the year ended December 31, 2002, the amount of such dividend to be determined in accordance with the Fund's Dividend Distribution Policy at a time when such a determination may be made;

     WHEREAS, the Directors deem it necessary and appropriate to create a Dividend Committee;

     NOW, THEREFORE, BE IT RESOLVED, that a Dividend Committee is hereby established, which committee may take only such action as is specifically authorized, from time to time, by the Board of Directors;

     FURTHER RESOLVED, that Daniel D. Adams, Jr. and John W. Rex are hereby appointed to the Dividend Committee, each to serve until the earlier of his removal or resignation;

     FURTHER RESOLVED, that an ordinary income dividend distribution is hereby authorized and declared with respect to the year ended December 31, 2002, the amount of such dividend to be determined in accordance with the Fund's Dividend Distribution Policy and subject to approval of the Dividend Committee upon completion of the Fund's tax return for the year 2002, and subject further to ratification of the Board of Directors as soon as practicable upon the determination of the dividend amount;

     FURTHER RESOLVED, that the members of the Dividend Committee, acting individually or together, are hereby authorized to approve the dividend authorized herein only upon completion of the Fund's tax return and only in accordance with the Fund's Dividend Distribution Policy;

     FURTHER RESOLVED, that the Dividend Committee shall give notice to the Board of Directors of the amount of the dividend authorized herein as soon as practicable upon the determination of the dividend amount, and such dividend shall be ratified by the Board of Directors.

APPROVAL OF MINUTES AND RATIFICATION OF ACTIONS BY WRITTEN CONSENT

Mr. Adams presented the Minutes of the Fund's Board of Directors Meeting held on November 6, 2002, as amended after delivery to the Directors for review prior to this meeting. Mr. Adams also presented the Written Consents of the Board of Directors subsequent to the November 6, 2002 Board Meeting. After discussion, upon motion duly made and seconded, the following resolutions were unanimously adopted:

     Minutes of November 6, 2002 Board Meeting

     WHEREAS, the Directors have received a copy of the Minutes of the Fund's Board of Directors Meeting held on November 6, 2002;

     WHEREAS, the Minutes are accurate and correct;

     NOW, THEREFORE, BE IT RESOLVED, that the Minutes of the Board of Directors Meeting held on November 6, 2002, as amended hereby, are approved, ratified and confirmed.

     Actions by Written Consent

     WHEREAS,   the  Directors  have  taken  certain  actions   by
     unanimous written consent since the November 6, 2002 Board meeting;

     WHEREAS, the Directors desire to ratify and affirm the actions taken by the Board of Directors pursuant to the actions by Written Consent of Board of Directors, which have been provided herewith;

     NOW, THEREFORE, BE IT RESOLVED, that the actions by Written Consent of the Board of Directors provided herewith are approved, ratified and confirmed.

2003 BOARD OF DIRECTORS MEETING SCHEDULE

Mr. Rex presented the revised 2003 Board of Directors Meeting Schedule, which had been requested by and coordinated with the Independent
Directors.

ADJOURNMENT

There being no further business to come before this meeting, it was adjourned.



                                               /S/
                                        Daniel D. Adams, Jr.
                                        Secretary


APPROVED:

   /S/
John W. Rex
Chairman
                                                              Exhibit A

                 REPORT ON MUTUAL FUND MANAGEMENT FEES

National Association of Variable Annuities reports:
      Average  variable annuity sub-account charges investment advisory
fees of                                                           .82%
     Lowest fee reported was Vanguard S & P 500 Index Fund at     .18%

American Fidelity Assurance Company Separate Account B has selected sub-accounts that charge management fees as follow:
     American Fidelity Dual Strategy Fund                         .50%
     American Century Variable Portfolios
        VP Balanced Fund                                         .90%
        VP Capital Appreciation Fund                            1.00%
        VP Income and Growth Fund                                .70%
        VP Ultra Fund                                           1.00%
        VP International Fund                                   1.26%
     Dreyfus Socially Responsible Growth Fund                     .78%
     Dreyfus Stock Index Fund                                     .26%
     Dreyfus Variable Investment Fund
        Growth and Income Portfolio                              .80%
        Small Company Stock Portfolio                           1.03%
        International Value Portfolio                           1.40%
     Dreyfus Investment Portfolios
        Technology Growth Portfolio                              .87%
     Federated Insurance Series
        Federated Fund for U.S. Government Securities II         .74%
        Federated Capital Appreciation Fund II                   .91%
     Merrill Lynch Variable Series Funds, Inc.
        Basic Value V.I. Fund I                                  .68%
        Small Cap Value V.I. Fund                                .83%
     Neuberger Berman Advisers Management Trust
        AMT Balanced Portfolio                                  1.07%
        AMT Growth Portfolio                                     .89%

Generalizations about mutual fund management fees:
(1) Variable annuity sub-account fees tend to be lower than the fees for corresponding retail mutual funds in the same fund family.
(2) Funds not under active management (index funds) tend to charge the very lowest fees.
(3) Large cap growth funds tend to fall in the middle of the fee range.
(4) Small cap fees are usually greater than large cap fund fees.
(5) International funds and intensely managed funds tend to be highest.
(6) While it may not be relevant to variable annuities, in the fund market in general the highest fees are levied by hedge funds.
(7) Fund families with greater dollar amounts under management tend to charge lower fees than smaller fund families.
                                                            Exhibit B-1


Dual Investment Strategies

The fund invests primarily in common stocks of U.S. companies. The fund's two sub-advisors independently manage a portion of the fund's portfolio using different investment strategies. One sub-advisor's equity approach is growth oriented and exploits the correlation between increasing company earnings and increasing stock price in stocks with large capitalizations. The other sub- advisor focuses on undervalued, high quality equity securities with large capitalizations.


                                                            Exhibit B-2

Investment Goals and Strategies

Seneca Capital Management LLC is a growth-oriented manager. To achieve the goal of growth, Seneca blends two types of large capitalization growth stocks. First, it invests in stocks that have I produced long records of financial success through varying economic cycles. These stocks provide earnings stability and diversification. Second, Seneca invests in stocks for which it forecasts major near-term earnings acceleration. By investing in this combination of stocks, Seneca attempts to produce a portfolio that grows at a rate consistent with the growth style, but is anchored in a foundation of solid, dependable companies.

Todd Investment Advisers, Inc. is a value-oriented manager. It emphasizes high-quality, large capitalization companies that are undervalued. Todd Investment attempts to achieve average- market returns in an up market and above-market returns in a down market. A dividend discount model is used to identify companies with the greatest potential for price appreciation, and then fundamental analysis is used to determine which companies have a catalyst for price appreciation. A stock is considered for sale when either its price/value ratio rises above the median for large capitalization stocks or the company's fundamentals weaken. The portion of the funds portfolio managed by Todd Investment typically holds 40 to 50 issues, and the average annual turnover is usually 20 to 40%.
                            WRITTEN CONSENT
                                  OF
                          BOARD OF DIRECTORS
                                  OF
              AMERICAN FIDELITY DUAL STRATEGY FUND, INC.


Pursuant to Section 2-408 of the Maryland General Corporation Law which provides that any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent thereto of all the members of the board of directors is filed with the minutes of the proceedings of the board, the undersigned, being all of the directors of American Fidelity Dual Strategy Fund, Inc., a Maryland corporation (the "Fund"), did, as of the 29th day of January, 2003 adopt and consent to the following resolutions:

Amended and Restated Management and Investment Advisory Agreement

     WHEREAS, the Fund is a party to that certain Management and Investment Advisory Agreement, dated December 22, 1998, as amended as of August 1, 2002 (the "Advisory Agreement"), entered into by and between the Fund and its investment advisor, American Fidelity Assurance Company (the "Advisor"), pursuant to which the Fund retained the Advisor as its manager and investment advisor, and the Advisor agreed to
     assume   certain  obligations  of  the  Fund  in   connection
     therewith;

     WHEREAS, certain terms of the Advisory Agreement do not reflect the current practices of the Fund and the Advisor with regard to payment of certain fees and expenses of the Fund;

     WHEREAS, the Board of Directors deems it necessary and appropriate to amend and restate the Advisory Agreement to reflect the current practice of the Advisor to compensate the Fund's personnel, officers and directors, regardless of whether such persons are employees of the Advisor, and to set forth the remaining terms of the Advisory Agreement, including the August 1,2002 amendment;

     WHEREAS, in approving the Amended and Restated Management and Investment Advisory Agreement, the Board of Directors took into consideration the following factors:

       * the current practice of American Fidelity Assurance Company to pay the Fund's personnel, officers and directors, regardless of whether those people are also employees of American Fidelity Assurance Company, and despite the fact that the original Advisory Agreement does not require such actions;

       * the fact that the amendments to the original Advisory Agreement do not result in an increase in the Fund's fees;

       * the fact that all other material provisions of the Advisory Agreement, as amended as of August I, 2002, remain unchanged; and

       * the independence of the Fund's directors who are not "interested persons" of the Fund or American Fidelity Assurance Company, and the ability of the non-interested directors to maintain their independence from the Fund and American Fidelity Assurance Company.

     NOW, THEREFORE, BE IT RESOLVED, that the Advisory Agreement be amended to reflect the current practice of the Advisor to compensate the Fund's personnel, officers and directors, regardless of whether such persons are employees of the Advisor;

     FURTHER RESOLVED, that, in addition to the amendment described above, the remaining terms of the Advisory Agreement, including the amendment adopted by the Board of Directors as of August 1, 2002 requiring the Advisor to reimburse the Fund for expenses incurred by the Fund in connection with its indemnification agreements with its directors, be set forth in an Amended and Restated Management and Investment Advisory Agreement, in substantially the same form as provided herewith;

     FURTHER RESOLVED, that the officers of the Fund be, and each of them hereby is, authorized and directed to take such actions as may be necessary or appropriate to effectuate these resolutions, including submitting the Amended and Restated Management and Investment Advisory Agreement to the Fund's shareholders, if such action be necessary or appropriate.

Approval of Sub-Advisory Agreement

     WHEREAS, the Fund's Board of Directors previously approved an Investment Sub-Advisory Agreement (the "Sub-Advisory Agreement") with Seneca Capital Management LLC (the "New Sub-Advisor"), pursuant to which the New Sub-Advisor agreed to serve as sub-advisor of the Fund with regard to certain designated assets and to assume specified obligations and responsibilities in connection therewith;

     WHEREAS, pursuant to the Investment Company Act of 1940, the initial term of the Sub-Advisory Agreement cannot exceed 150 days from November 14, 2002 (the "Interim Period"), during which period the Fund must obtain shareholder approval of the Sub-Advisory Agreement with the New Sub-Advisor;

     NOW, THEREFORE, BE IT RESOLVED, that a special meeting of shareholders of the Fund be called and held for the purpose of approving the Sub-Advisory Agreement with the New Sub-Advisor.

Special Shareholders Meeting

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby call a special meeting of shareholders of the Fund for the purpose of obtaining shareholder approval of the Amended and Restated Advisory Agreement and the Sub-Advisory Agreement with the New Sub- Advisor, as well as any other matters that are approved by the Special Proxy Committee (as defined below);

     FURTHER RESOLVED, that the Board of Directors directs that such Special Meeting of Shareholders of the Fund shall be held on April 11, 2003, unless another date shall be determined by the Special Proxy Committee;

     FURTHER RESOLVED, that the record date of such Special Meeting shall be January 31, 2003, unless another date shall be determined by the Special Proxy Committee;

     FURTHER RESOLVED, that the officers of the Fund be, and each of .them hereby is, authorized and directed to finalize the Proxy Statement that has been presented to the Board of Directors and any necessary related proxy materials and to file the same with the Securities and Exchange Commission and mail such Proxy Statement and related materials to shareholders of the Fund in accordance with applicable laws;

     FURTHER RESOLVED, that Daniel D. Adams, Jr. and John W. Rex are hereby appointed as members of a newly-created Special Proxy Committee of the Board of Directors with regard solely to the Proxy Statement authorized herein, and such Special Proxy Committee is authorized and directed to take such actions as may be necessary to address any matters relating to the Special Shareholders Meeting that may arise in the course of preparing for the meeting.

     FURTHER RESOLVED, that this Consent be filed with the proceedings of the Board of Directors.

Dated the day and year first above mentioned.

                                             /S/
                                        John W. Rex


                                             /S/
                                        Daniel D. Adams, Jr.


                                             /S/
                                        Jean G. Gumerson


                                             /S/
                                        Gregory M. Love


                                             /S/
                                        J. Dean Robertson, DDS


                                             /S/
                                        G. Rainey Williams, Jr.